UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CytoDyn Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYTODYN INC.

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

April     , 2019

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of CytoDyn Inc. (the “Company”) to be held at 9:30 a.m., Pacific Time, on Wednesday, May 22, 2019, at the Hilton Vancouver Washington, 301 W. 6th Street, Vancouver, Washington 98660.

Matters to be presented for action at the meeting include (i) a proposal to increase the number of authorized shares of our common stock from 600,000,000 to 700,000,000 shares, (ii) a proposal to increase the total number of shares authorized for issuance under the 2012 Equity Incentive Plan from 15,000,000 shares to 25,000,000 shares and (iii) a proposal to approve the adjournment of the special meeting to solicit additional proxies if there are insufficient proxies at the special meeting to approve either of the foregoing proposals, as further described in the enclosed proxy statement. We will also act on such other business as may properly come before the meeting or any adjournment or postponement thereof.

We are encouraged about the future of our company, and we look forward to conversing with those of you who are able to attend the meeting in person. Whether or not you can attend, it is important that you sign, date and return your proxy, or submit your proxy by telephone or Internet as instructed on the enclosed proxy card. If you are a stockholder of record and attend the meeting in person, you may revoke your proxy and vote at the meeting if you wish.

Sincerely,

Nader Z. Pourhassan, Ph.D.

President and Chief Executive Officer

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

CYTODYN INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

MAY 22, 2019

You are invited to attend a special meeting of stockholders (the “Special Meeting”) of CytoDyn Inc., a Delaware corporation (the “Company”), to be held at the Hilton Vancouver Washington, 301 W. 6th Street, Vancouver, Washington 98660, on Wednesday, May 22, 2019, at 9:30 a.m., Pacific Time.

Only stockholders of record at the close of business on April 11, 2019, will be entitled to notice of and to vote at the Special Meeting or any postponements or adjournments thereof.

The Special Meeting is being held to consider and vote on the following matters:

1.	Approval of a proposal to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock from 600,000,000 shares to 700,000,000 shares;

2.	Approval of a proposal to increase the total number of shares of common stock authorized for issuance under the 2012 Equity Incentive Plan from 15,000,000 shares to 25,000,000 shares; and

3.	Approval of a proposal for the adjournment of the Special Meeting to solicit additional proxies, if there are insufficient proxies at the Special Meeting to approve either of the foregoing proposals.

Please sign and date the accompanying form of proxy and return it promptly in the enclosed postage-paid envelope, or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card to avoid the expense of further solicitation. If you are a stockholder of record and attend the Special Meeting, you may revoke your proxy and vote your shares in person.

The Board of Directors of the Company recommends that you vote “FOR” each of the proposals set forth above.

By Order of the Board of Directors

Michael D. Mulholland

Chief Financial Officer, Treasurer, and

Corporate Secretary

Vancouver, Washington

April     , 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2019:

The proxy statement for the Special Meeting is available at www.cytodyn.com.

CYTODYN INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CytoDyn Inc., a Delaware corporation (“CytoDyn” or the “Company”), to be voted at the special meeting of stockholders to be held on May 22, 2019 (the “Special Meeting”), and any postponements or adjournments thereof. The proxy statement and accompanying form of proxy were first mailed to stockholders on or about April [    ], 2019.

VOTING, REVOCATION, AND SOLICITATION OF PROXIES

Solicitation of Proxies. The enclosed proxy is solicited by and on behalf of the Board, with the cost of solicitation borne by the Company. Solicitation may also be made by directors and officers of the Company without additional compensation for such services. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by telephone or otherwise.

The Company has also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors LLC will receive a base fee of $8,000, plus approved and reasonable out of pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Alliance Advisors LLC against certain claims.

Voting. You may submit a proxy to have your shares of common stock voted at the Special Meeting in one of three ways: (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid envelope; (ii) calling toll-free at the telephone number indicated on the enclosed proxy card; or (iii) using the Internet in accordance with the instructions set forth on the enclosed proxy card. When a proxy is properly returned, the shares represented by the proxy will be voted at the Special Meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the proxies will be counted for purposes of determining whether or not a quorum is present, and will be voted FOR Proposals 1, 2 and 3. If a stockholder of record attends the Special Meeting, he or she may vote in person. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to vote your shares.

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines such proposal to be “non-routine,” failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s names will have the same effect as a vote against Proposal 1, but will have no effect with respect to Proposal 2 or Proposal 3.

A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner.

If you have additional questions, need assistance in submitting your proxy or voting your shares of common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Alliance Advisors LLC.

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

Revocation of Proxies. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by submitting a later-dated proxy prior to a vote being taken at the Special Meeting. Attendance at the Special Meeting alone will not be sufficient to revoke a previously submitted proxy. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to revoke previously submitted instructions relating to your shares.

OUTSTANDING VOTING SECURITIES AND QUORUM

Stockholders of record as of the close of business on April 11, 2019, are entitled to one vote at the Special Meeting for each share of common stock, par value $0.001 per share (“Common Stock”), of the Company then held by each stockholder. As of that date, the Company had [                ] shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote constitutes a quorum at the Special Meeting. Abstentions will be considered present for purposes of determining the presence of a quorum at the Special Meeting. Broker non-votes, if any, will not be considered present for purposes of determining the presence of a quorum at the Special Meeting if the New York Stock Exchange determines both of the proposals to be “non-routine,” but will be considered present for purposes of determining the presence of a quorum at the Special Meeting if the New York Stock Exchange determines either of the proposals to be “routine.”

VOTES REQUIRED

Pursuant to the General Corporation Law of the State of Delaware, Proposal 1 must be approved by a majority of the outstanding shares of stock of the Company entitled to vote on the proposal. Proposals 2 and 3 will be approved if a quorum exists and the votes cast favoring the proposal exceed the votes cast opposing each proposal.

SUMMARY TERM SHEET

The following is only a summary of certain material information contained in this document. You should carefully review this entire document along with the exhibits attached hereto to understand the proposals fully.

•

Time and Place of Special Meeting (See cover page, Notice of Special Meeting of Stockholders): Wednesday, May 22, 2019 at 9:30 a.m., Pacific Time, at the Hilton Vancouver Washington, 301 W. 6th Street, Vancouver, Washington 98660.

•	Record Date (See page 2): You can vote at the Special Meeting if you owned Common Stock of CytoDyn Inc. at the close of business on April 11, 2019.

•

Proposals to be Voted on (See Notice of Special Meeting of Stockholders): Matters to be presented for action at the meeting include (i) a proposal to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of Common Stock from 600,000,000 shares to 700,000,000 shares, (ii) approval of a proposal to increase the total number of shares authorized for issuance under the 2012 Equity Incentive Plan from 15,000,000 shares to 25,000,000 shares, and (iii) a proposal to approve the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve either of the foregoing proposals.

•

Reasons for the Increase in Authorized Shares (See page 5): The primary reasons for the increase in authorized shares of Common Stock are to have sufficient shares available for possible future financings, acquisition transactions, joint ventures and other general corporate purposes, as further described in this proxy statement under Proposal 1.

•

Effect of Approving the Increase in Authorized Shares (See pages 5): If the increase in authorized shares of Common Stock is approved, the authorized shares of the Company will be increased from 600,000,000 shares to 700,000,000 shares.

•

Effect of Not Approving the Increase in Authorized Shares (See page 6): If the increase in authorized shares proposal fails to obtain the vote required for approval, the number of shares authorized for issuance by the Company will remain at 600,000,000 shares of Common Stock. If this occurs, the Company may be limited in its ability to issue shares of its Common Stock to complete future financings, acquisition transactions, joint ventures and other general corporate purposes.

•

Reasons for the Amendment to the 2012 Equity Incentive Plan (See page 7): The primary reasons for the amendments to the 2012 Equity Incentive Plan are to provide for a sufficient number of shares for future grants under the 2012 Equity Incentive Plan.

•

Effect of Approving the Amendment to the 2012 Equity Incentive Plan (See page 7): If the amendment to the 2012 Equity Incentive Plan is approved the total number of shares of Common Stock available for grant will be increased from 15,000,000 shares to 25,000,000 shares.

•

Effect of Not Approving the Amendment to the 2012 Equity Incentive Plan (See page 7): If the amendment to the 2012 Equity Incentive Plan fails to obtain the vote required for approval, the number of shares reserved for future issuance under the plan will remain at 15,000,000. In addition, if this proposal fails to obtain the vote required for approval, we may not be able to provide equity incentive compensation to our current and future employees and, as a result, we may not be able to retain our current employees or attract new employees.

•	Recommendation of the Board (See pages 6, 13 and 14): The Board recommends that you vote “FOR” Proposals 1, 2 and 3.

•

Vote Required (See page 2): Pursuant to the General Corporation Law of the State of Delaware, Proposal 1 must be approved by a majority of the outstanding shares of stock of the Company entitled to vote on the proposal, and Proposal 2 and Proposal 3 will be approved if a quorum exists at the Special Meeting and the votes cast favoring the proposal exceed the votes cast opposing each proposal.

•

How to Vote Your Shares (See page 1): Complete, date and sign the enclosed proxy card and mail it in the enclosed return envelope, or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card, as soon as possible, so that your shares may be represented at the Special Meeting. In order to assure that your vote is obtained, please submit your proxy even if you currently plan to attend the Special Meeting in person.

•

How to Revoke Your Proxy (See page 2): Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by submitting a later-dated proxy prior to a vote being taken at the Special Meeting. Attendance at the Special Meeting alone will not be sufficient to revoke a previously submitted proxy. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to revoke previously submitted instructions relating to your shares.

•

Voting of Shares Held in “Street Name” (See page 1): Your broker is permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but is not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines such proposals to be “non-routine,” failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s name, will have the same effect as a vote against Proposal 1, but will have no effect with respect to Proposal 2 or Proposal 3.

•	Whom You Should Call with Questions: If you have further questions, you may contact the Company’s proxy solicitor, Alliance Advisors LLC at:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

PROPOSAL 1

PROPOSAL TO INCREASE THE COMPANY’S AUTHORIZED CAPITAL TO 700,000,000 SHARES OF COMMON STOCK

The Board believes it is in the best interest of the Company to increase the number of shares of Common Stock authorized for issuance by 100,000,000 shares of Common Stock, bringing the total number of shares of Common Stock authorized from 600,000,000 shares to 700,000,000 shares. These shares do not offer any preemptive rights. The text of the proposed certificate of amendment to the Company’s Certificate of Incorporation is attached hereto as Exhibit A. This proposal to increase the number of shares of Common Stock authorized for issuance, if approved at the Special Meeting, will become effective and the Company’s number of shares of authorized Common Stock will be increased to 700,000,000 shares upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware. The following discussion is qualified in its entirety by the full text of the certificate of amendment, which is attached to this proxy statement as Exhibit A and is incorporated herein by reference.

Reasons for the Increase

The Board believes that it is desirable to have sufficient authorized shares of Common Stock available for future financings to raise the capital needed to operate its business, and for possible additional future acquisition transactions, joint ventures and other general corporate purposes. The Board believes that having such authorized shares of Common Stock available for issuance in the future will give the Company greater flexibility and may allow such shares to be issued without the expense and delay of an additional special stockholders’ meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing stockholders, management believes that such transactions would increase the overall value of the Company to its stockholders. There are certain advantages and disadvantages of an increase in authorized Common Stock. The advantages include:

•	The ability to raise additional capital by issuing capital stock under the type of transactions described above, or other financing transactions.

•

To have shares of Common Stock available to finance the Company’s ongoing operating capital requirements to advance the Company’s lead product candidate, leronlimab (PRO 140), towards regulatory approval, and to pursue other potential business expansion opportunities, if any.

The disadvantages include:

•	Stockholders will experience further dilution of their ownership.

•

Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders of the Company.

•

The additional shares of Common Stock for which authorization is sought in this proposal would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. The Company intends to use the proceeds from any future capital raises for working capital and general corporate purposes. The Company has no arrangements, agreements, or understandings in place at the present time, for the issuance or use of the additional shares of Common Stock to be authorized by the proposed Certificate of Amendment. However, the Company has recently conducted certain private offerings of common stock and warrants, and the Company will continue to require additional capital in the near future to fund its operations. As a result, it is foreseeable that the Company will seek to issue such additional shares of Common Stock in connection with any such capital raising activities. The Board does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board deems to be in the best interests of the Company and its stockholders.

•

The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort, of which the Company is aware, to accumulate Common Stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders. The Company has no arrangements, agreements, or understandings in place at the present time to enter into any merger, consolidation, acquisition or similar business transaction.

If the Company’s stockholders do not approve the increase in authorized shares of Common Stock, then the Company will be limited in its ability to use shares of Common Stock for financing, acquisitions, or other general corporate purposes. As of April 10, 2019, the Company only had 24,144 shares of Common Stock authorized and unreserved for issuance, which would be available for such purposes.

Approval Required

Pursuant to the General Corporation Law of the State of Delaware, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote on the proposal. Shares that are not represented at the Special Meeting and abstentions and, if this proposal is deemed to be “non-routine” as described above under “Voting, Revocation and Solicitation of Proxies,” broker non-votes with respect to this proposal, will have the same practical effect as a vote against this proposal.

The Board recommends that stockholders vote “FOR” the proposal to increase the Company’s authorized capital to 700,000,000 shares of Common Stock.

PROPOSAL 2

APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED

FOR ISSUANCE UNDER THE CYTODYN INC. 2012 EQUITY INCENTIVE PLAN

GENERAL

The Board has approved an amendment to the CytoDyn Inc. 2012 Equity Incentive Plan (as previously amended effective August 24, 2018, the “2012 Equity Incentive Plan”) to increase the number of shares of Common Stock available for issuance thereunder by 10,000,000 shares, from 15,000,000 shares to 25,000,000 shares, and directed that the amendment be submitted to the stockholders for approval at the Special Meeting. The proposed amendment is attached hereto as Exhibit B.

The amendment to the 2012 Equity Incentive Plan is intended to ensure that we can continue to provide an incentive to our employees, directors and consultants by enabling them to share in our future growth. If approved by the stockholders, all of the additional shares will be available for grant as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or as nonqualified stock options, restricted stock awards, stock appreciation rights, or other kinds of equity based compensation available under the 2012 Equity Incentive Plan. If the stockholders do not approve the amendment, no shares will be added to the number of shares available for issuance under the 2012 Equity Incentive Plan.

BACKGROUND

The 2012 Equity Incentive Plan was adopted on December 12, 2012, and approved by the stockholders of the Company at an annual meeting of the Company’s stockholders on the same date. 3,000,000 shares of Common Stock were initially available for awards under the 2012 Equity Incentive Plan. At a special meeting held on February 27, 2015, our stockholders approved an increase in the number of shares of Common Stock available for issuance under the 2012 Equity Incentive Plan, from 3,000,000 shares to 5,000,000 shares, which was subsequently effected. At a special meeting held on March 18, 2016, our stockholders approved an increase in the number of shares of Common Stock available for issuance under the 2012 Equity Incentive Plan from 5,000,000 shares to 7,000,000 shares, which was subsequently effected. Further, at an annual meeting held on November 8, 2018, our stockholders approved an increase in the number of shares of Common Stock available for issuance under the 2012 Equity Incentive Plan from 7,000,000 shares to 15,000,000 shares, which was subsequently effected.

We use equity-based incentive compensation as a component of our pay-for-performance philosophy. The purposes of the 2012 Equity Incentive Plan are to create incentives which are designed to motivate eligible employees, directors, and consultants to put forth maximum effort toward the success and growth of the Company, and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success.

Our Board requires additional shares available for issuance under the 2012 Equity Incentive Plan for the effective implementation of its compensation strategy. The 2012 Equity Incentive Plan currently authorizes for issuance a maximum of only 15,000,000 shares. As of April 10, 2019, the number of shares available for issuance under future awards under the 2012 Equity Incentive Plan was only 24,144 shares. If Proposal 2 is not approved, we will not be able to provide equity incentive compensation to our current and future employees and, as a result, we may not be able to retain our current employees or attract new employees.

The 10,000,000 share increase from 15,000,000 shares to 25,000,000 shares of Common Stock available for grant under the 2012 Equity Incentive Plan represents approximately 3.2% of the total number of outstanding shares of Common Stock as of April 10, 2019. After giving effect to such increase, the number of shares of Common Stock subject to outstanding equity awards and available for issuance pursuant to future awards will represent approximately 1.8% of our total issued and outstanding shares of Common Stock (on a fully diluted basis after giving effect to such future award issuances).

Summary of Key Terms of the 2012 Equity Incentive Plan

Under the 2012 Equity Incentive Plan, we may grant awards of options, stock appreciation rights, restricted awards, and Other Stock-Based Awards (as defined in the 2012 Equity Incentive Plan). We refer to these collectively as “Awards.”

Awards under the 2012 Equity Incentive Plan may be granted to (i) employees of the Company or an affiliated entity, (ii) members of the Board who are not employees of the Company or an affiliated entity, and (iii) any consultant or adviser to the Company or an affiliated entity. As of April 11, 2019, four executive officers and six non-employee directors were considered eligible to participate in the plan, in addition to the other employees, consultants and advisers of the Company. Incentive stock options within the meaning of Section 422 of the Code generally may only be granted to employees of the Company or a subsidiary.

Common Stock delivered by the Company with respect to stock option or restricted stock awards may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

Administration

The Board had delegated administrative authority with respect to the 2012 Equity Incentive Plan to the Compensation Committee. The Compensation Committee has the authority to:

•	promulgate, amend, and rescind rules and procedures relating to the implementation of the 2012 Equity Incentive Plan;

•	select the employees, Non-Employee Directors (as defined in the 2012 Equity Incentive Plan), and Consultants (as defined in the 2012 Equity Incentive Plan) who will be granted Awards;

•	determine the number and types of Awards to be granted to each participant;

•	determine the number of shares, or share equivalents to be subject to each Award;

•	determine the Fair Market Value (as defined in the 2012 Equity Incentive Plan) of shares if no public market exists for such shares;

•	determine the option price, purchase price, base price, or similar feature for any Award;

•	accelerate vesting of Awards and waive any restrictions; and

•	determine all the terms and conditions of all Award Agreements (as defined in the 2012 Equity Incentive Plan), consistent with the requirements of the 2012 Equity Incentive Plan.

Available Awards Under the 2012 Equity Incentive Plan

The types of awards that may be granted by the Compensation Committee under the 2012 Equity Incentive Plan include:

Options

Options to purchase Common Stock may be incentive stock options meeting the requirements of Section 422 of the Code, or nonqualified options which are not eligible for such tax-favored treatment. Currently, up to 15,000,000 shares of Common Stock may be issued pursuant to incentive stock options under the 2012 Equity Incentive Plan. If Proposal 2 is approved by the stockholders, the number of shares of Common Stock that may be issued pursuant to incentive stock options will increase to 25,000,000. Incentive stock options will conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such incentive stock option is granted. Incentive stock options may not be granted under the 2012 Equity Incentive Plan after December 12, 2022, and may only be granted to employees of the Company or one of its subsidiaries. If options intended to be incentive stock options are granted to a participant in excess of the $100,000 annual limitation set forth in Section 422(d)(1) of the Code, the options will be incentive stock options to the maximum extent allowed and will be nonqualified stock options as to any excess over that limitation. Incentive stock options must expire not more than 10 years from the date of grant. The 2012 Equity Incentive Plan does not specify a maximum term for nonqualified options. The exercise price per share must be not less than 100% of the fair market value of a share of Common Stock on the date the option is granted for both incentive stock options and nonqualified options. Incentive stock options granted to a participant holding more than 10% of the Common Stock must expire not more than five years from the date of grant, and the exercise price per share must be not less than 110% of the fair market value of a share of Common Stock on the date the option is granted.

Stock Appreciation Rights (“SARs”)

A recipient of SARs will receive upon exercise an amount equal to the excess (or specified portion thereof) of the fair market value of a share of Common Stock on the date of exercise over the base price, multiplied by the number of shares as to which the rights are exercised. The base price will be designated by the Compensation Committee in the award agreement and may be equal to or higher than the fair market value of the Common Stock on the date of grant. Payment may be in cash, in shares of Common Stock, in other property, in any combination of the foregoing, or in any other form as the Compensation Committee may determine. SARs may be granted in connection with options or other awards or may be granted as independent awards.

Restricted Awards

Restricted awards may take the form of restricted shares or restricted units. Restricted shares are shares of Common Stock which are subject to such limitations as the Compensation Committee deems appropriate, including, but not limited to, restrictions on sale or transfer. Additionally, restricted shares may be subject to forfeiture in the event the recipient terminates employment or service as a director or consultant during a specified period, or fails to meet designated performance goals, if any. Stock certificates representing restricted shares are issued in the name of the recipient but are held by the Company until the expiration of any restrictions, at which time the restrictive legends are removed from the stock certificates. Beginning with the date of issuance of restricted shares and prior to forfeiture, the recipient is entitled to the rights of a stockholder with respect to such shares, including voting and dividend rights. Shares issued as stock dividends will be subject to the same restrictions as the related restricted shares.

Restricted units are awards of units equivalent in value to a share of Common Stock, which similarly may be subject to forfeiture if the recipient terminates employment or service as a director or consultant during a specified period, or fails to meet designated performance goals, if any. At the expiration of such period, payment is made with respect to restricted units in an amount equal to the value of the number of shares covered by the units. Payment may be in cash or unrestricted shares of Common Stock or in any other form approved by the Compensation Committee. The Compensation Committee will establish the terms and conditions of restricted units so that they will comply with or be exempt from the requirements of Section 409A of the Code.

Other Stock-Based Awards

The Compensation Committee may grant other awards that involve payments or grants of shares of Common Stock or are measured by or in relation to shares of Common Stock. The 2012 Equity Incentive Plan provides flexibility to design new types of stock-based or stock-related awards to attract and retain employees, directors and consultants in a competitive environment.

Adjustments for Changes in Capitalization

In the event of a change in capitalization, the Compensation Committee will make such proportionate adjustments in the aggregate number of shares for which awards may be granted under the 2012 Equity Incentive Plan, the maximum number of shares which may be awarded to any participant, and the number of shares covered by, and the exercise or base price of, any outstanding awards, as the committee in its sole discretion may deem appropriate.

Duration, Termination and Amendment of the 2012 Equity Incentive Plan

The 2012 Equity Incentive Plan will remain in effect until December 12, 2022, or, if earlier, when awards have been granted covering all available shares under the 2012 Equity Incentive Plan or the 2012 Equity Incentive Plan is otherwise terminated by the Board. The Board may terminate the 2012 Equity Incentive Plan at any time, but any such termination will not affect any outstanding awards. The Board may also amend the 2012 Equity Incentive Plan from time to time, provided that no amendment may be made without stockholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange or registered securities association. Pursuant to such provisions, the Board has approved an increase in the shares of capital stock authorized for issuance under the 2012 Equity Incentive Plan as described above, and now submits such amendment to stockholders for approval.

Aggregate Past Grants

As of April 11, 2019, awards covering an aggregate of 14,565,329 shares of our Common Stock had been granted and were outstanding under the 2012 Equity Incentive Plan, and awards covering an aggregate of 186,543 were outstanding under the CytoDyn Inc. 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan” and, together with the 2012 Equity Incentive Plan, the “Incentive Plans”).

The following table shows information regarding the distribution of existing awards under the 2012 Equity Incentive Plan among the persons and groups identified below:

Number of Shares Subject to Awards
Executive Officers	Existing 2012 Equity Incentive Plan
Nader Z. Pourhassan President and Chief Executive Officer	4,154,0005
Michael D. Mulholland Chief Financial Officer	2,150,000
Richard G. Pestell, M.D.	350,000

Current Executive Officers as a Group	6,654,000
Current Directors who are not Executive Officers as a Group	2,601,453
Current Employees who are not Executive Officers as a Group	1,015,000
Prior Officers and Directors as a Group	4,481,419

Total Awards under the Incentive Plans	14,751,872

Federal Income Tax Consequences of Awards

Following is a summary of the federal income tax consequences of option and other grants under the 2012 Equity Incentive Plan. Optionees and recipients of other rights and awards granted under the 2012 Equity Incentive Plan are advised to consult their personal tax advisors before exercising an option, stock appreciation right or other award or disposing of any stock received pursuant to the exercise of an option, stock appreciation right or other award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change, and does not address state, local or other tax laws.

Incentive Stock Options

There will be no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m). Any amount received by the participant in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and the Company will receive no corresponding deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax in the year of exercise.

Nonqualified Options

There will be no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

SARs

The participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the cash or fair market value of any common stock received will be taxable to the participant as ordinary income, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m).

Restricted Shares

Unless a participant makes an election to accelerate recognition of income to the grant date as described below, the participant will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time restricted shares are granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Units

The recipient of a restricted unit award will generally recognize ordinary income as and when the shares of common stock subject to such award are issued to the recipient in an amount equal to the fair market value of the shares of our common stock issued (plus the amount (if any) of any cash received). The Company will generally be entitled to a corresponding tax deduction at such time. The recipient of a stock unit award may not make a Code Section 83(b) election upon receipt of a stock unit award.

Other Stock-Based Awards

The federal income tax consequences of other stock-based awards will depend on the terms and conditions of those awards but, in general, participants will be required to recognize ordinary income in an amount equal to the cash and the fair market value of any fully vested shares of our common stock paid, determined at the time of such payment, in connection with such awards. The Company normally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income.

Interests of Directors and Officers

Our directors may grant awards under the 2012 Equity Incentive Plan to themselves, as well as our officers, in addition to granting awards to our other employees.

Other Information

A “new plan benefits” table, as described in the SEC’s proxy rules, is not provided because all awards made under the amended and restated Option Plan are discretionary. However, please refer to “Executive Compensation” in this Proxy Statement, which provides information on the grants made in the previous fiscal year, and please refer to the description of grants made to our non-employee directors in the last previous year under the heading “Compensation of Directors” in this Proxy Statement. Additionally, certain equity awards made to directors and officers since the end of the previous fiscal year are summarized under the heading “Equity Awards Since Fiscal Year End” in this Proxy Statement, and the table above titled “Aggregate Plan Grants” includes information regarding all outstanding awards made pursuant to the 2012 Equity Incentive Plan, as well as certain additional awards outstanding pursuant to the CytoDyn Inc. 2004 Stock Incentive Plan.

No additional awards are currently contemplated to be made under the 2012 Equity Incentive Plan as to which this approval would specifically relate.

Approval Required

Provided that a quorum is present, this proposal will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against. Shares that are not represented at the Special Meeting, and abstentions and broker non-votes, if applicable, with respect to this proposal, will have no effect on the outcome of the voting on this proposal.

The Board recommends that stockholders vote “FOR” the increase in the number of shares of Common Stock authorized for issuance under the CytoDyn Inc. 2012 Equity Incentive Plan.

PROPOSAL 3

APPROVAL THE ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL

PROXIES

Adjournment of the Special Meeting

In the event that the number of shares of Common Stock present in person or represented by proxy at the Special Meeting and voting “FOR” the adoption of Proposal 1 or Proposal 2 is insufficient to adopt Proposal 1 or Proposal 2, we may move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies in favor of the adoption of Proposal 1 or Proposal 2. In that event, we will ask stockholders to vote only upon the adjournment proposal and not on any other proposal discussed in this proxy statement. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Vote Required and Board Recommendation

If a quorum is present, approval of the proposal to adjourn the Special Meeting to a later date requires that the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Assuming a quorum is present, abstentions and broker non-votes, if applicable, with respect to this proposal will not be counted for the purpose of determining the number of votes cast and will therefore not have any effect with respect to this adjournment proposal.

The Board recommends that stockholders vote “FOR” the proposal to adjourn the Special Meeting to solicit additional proxies, if there are insufficient proxies at the Special Meeting to approve Proposal 1 or Proposal 2.

DIRECTOR COMPENSATION

During fiscal year 2018, each non-employee director was entitled to receive: (i) $25,000 in annual compensation; (ii) additional annual cash retainers for committee chairs and committee members ranging from $2,500 to $15,000; (iii) an additional cash retainer of $15,000 for the Chairman of the Board; and (iv) an annual grant on June 1, 2017, of a non-qualified stock option covering 75,000 shares of Common Stock vesting in four equal quarterly installments. The compensation plan for directors during fiscal year 2019 is the same as in fiscal year 2018, except for the annual stock option award specified in clause (iv) above, which was increased to 100,000 shares.

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director for services during fiscal year 2018.

Name	Cash Fees(1)	Stock Options(2)(3)		All Other Compensation(4)	Total
Denis R. Burger, Ph.D. (5)(6)	$—	$263,498	(10)	$240,000	$503,498
Anthony D. Caracciolo (7)(8)	—	55,500	(11)	—	55,500
Carl C. Dockery	—	72,507	(12)	—	72,507
Gregory A. Gould	—	95,507	(13)	—	95,507
Scott A. Kelly, M.D.	—	60,197	(14)	—	60,197
A. Bruce Montgomery, M.D. (9)	—	72,507	(15)	—	72,507
Jordan G. Naydenov	—	75,507	(16)	—	75,507

(1)

Compensation for director fees for the first three quarters of fiscal year 2018 were paid in the form of a stock option award, in lieu of cash compensation, and are included in the “Stock Option” column. No cash fees were paid during fiscal year 2018 and fourth quarter director fees remain unpaid as of May 31, 2018.

(2)

Stock option awards represent the grant date fair value of the awards pursuant to FASB ASC Topic 718, as described in Note 6 “Stock Options and Warrants” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended May 31, 2018, to which reference is hereby made.

(3)	The total number of shares of Common Stock covered by stock options held by each non-employee director at May 31, 2018 were as follows:

No. of Shares
Denis R. Burger, Ph.D.	1,120,947
Anthony D. Caracciolo	1,715,073
Carl C. Dockery	345,536
Gregory A. Gould	635,662
Scott A. Kelly, M.D.	179,132
A. Bruce Montgomery, M.D.	395,399
Jordan G. Naydenov	446,397

(4)	Represents monthly consulting fees of $20,000 in connection with Dr. Burger’s service as Chief Science Officer.
(5)	Includes a stock option covering 600,000 shares of Common Stock as form of incentive compensation in connection with Dr. Burger’s service as Chief Science Officer.
(6)	Effective July 11, 2018, Dr. Burger resigned from the Board.
(7)

Mr. Caracciolo, in his capacity as Executive Chairman, was an employee during the fiscal year ended May 31, 2018. The compensation received by Mr. Caracciolo in his capacity as Executive Chairman for fiscal year 2018 is summarized separately in the table under the heading “Executive Compensation – Summary Compensation Table” below.

(8)	Effective July 11, 2018, Mr. Caracciolo resigned as Executive Chairman of the Board, and continued to serve as the Non-Executive Chairman of the Board until his resignation on January 10, 2019.
(9)	Effective July 11, 2018, Dr. Montgomery resigned from the Board.
(10)

Includes: (i) an annual option grant covering 30,007 shares of Common Stock, (ii) a bonus option grant for fiscal year 2018 covering 208,491 shares of Common Stock, and (iii) a payment of stock options covering 25,000 shares of Common Stock in lieu of cash for fees for Dr. Burger’s service on the Board for the first three quarters of fiscal year 2018.

(11)

Includes: (i) the modification to extend the term of a previously issued stock option covering 15,500 shares of Common Stock, and (ii) the payment of stock options covering 40,000 shares of common stock in lieu of cash for fees for Mr. Caracciolo’s service on the Board during the first three quarters of fiscal year 2018.

(12)

Includes: (i) an annual option grant covering 30,007 shares of Common Stock, and (ii) the payment of stock options covering 42,500 shares of common stock in lieu of cash for fees for Mr. Dockery’s service on the Board for the first three quarters of fiscal year 2018.

(13)

Includes: (i) an annual option grant covering 30,007 shares of Common Stock, (ii) the modification to extend the term of a previously issued stock option covering 15,500 shares of common stock, and (iii) the payment of a stock option covering 25,000 shares of common stock in lieu of cash for fees for Mr. Gould’s service on the Board for the first three quarters of fiscal year 2018.

(14)

Includes: (i) an annual option grant covering 30,007 shares of Common Stock, and (ii) the payment of a stock option covering 30,190 shares of Common Stock in lieu of cash for fees for Dr. Kelly’s service on the Board for the first three quarters of fiscal year 2018.

(15)

Includes: (i) an annual option grant covering 30,007 shares of Common Stock, and (ii) the payment of a stock option covering 42,500 shares of Common Stock in lieu of cash for fees for Dr. Montgomery’s service on the Board for the first three quarters of fiscal year 2018.

(16)

Includes: (i) an annual option grant covering 30,007 shares of Common Stock, (ii) the modification to extend the term of a previously issued stock option covering 15,500 shares of Common Stock, and (iii) the payment of stock options covering 25,000 shares of Common Stock in lieu of cash for fees for Mr. Naydenov’s service on the Board for the first three quarters of fiscal year 2018.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table, which should be read in conjunction with the explanations provided below, summarizes the compensation that the Company paid (or accrued) to its named executive officers during the fiscal years ended May 31, 2018, 2017, and 2016:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Option Awards ($)(2)	Non-Qualifed Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Nader Z. Pourhassan, President and Chief Executive Officer	2018 2017 2016	433,888 421,250 341,250	216,944 252,750 276,000	293,201 456,660 696,336	1,146 — —	21,382 12,638 10,238	966,561 1,143,298 1,323,824
Michael D. Mulholland, Chief Financial Officer	2018 2017 2016	347,625 337,500 262,500	147,741 101,250 152,750	200,201 228,330 414,932	194 — —	13,773 10,125 7,875	709,534 677,205 838,057
Anthony D. Caracciolo, Executive Chairman (5)	2018 2017 2016	200,000 69,750 —	— — —	442,542 352,273 —	28 — —	4,750 — —	647,320 422,023 —

(1)

Bonuses for fiscal year 2018 will be paid 50% in cash and 50% in shares of Common Stock under the 2012 Equity Incentive Plan. Payment is subject to certain specified milestones; but to be paid no later than February 28, 2019. As of September 12, 2018, the bonuses remained unpaid.

(2)

Stock option awards represent the grant date fair value of the awards pursuant to FASB ASC Topic 718, as described in Note 6 “Stock Options and Warrants” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended May 31, 2018. Figures for fiscal year 2018 include additional compensation of approximately $186,000 for Dr. Pourhassan, approximately $93,000 for Mr. Mulholland, and approximately $16,000 for Mr. Caracciolo relating to the modifications to extend the term of certain previously awarded stock options for an additional five years. This table excludes stock options with a fair market value at grant of approximately $716,000, whose vesting remains subject to the achievement of strategic milestones, as specified in greater detail in the footnotes to the table under the heading “Outstanding Equity Awards at Fiscal Year-End” below, because the fair values of such stock options are not able to be estimated under FASB ASC Topic 718.

(3)	Represents earnings from the CytoDyn Inc. 401(k) Plan.
(4)	Represents the Company’s contributions to the CytoDyn Inc. 401(k) Plan.
(5)

Effective July 11, 2018, Mr. Caracciolo resigned as Executive Chairman of the Company, which is an executive officer position, and continued to serve as a Board member and the non-executive Chairman of the Board until January 10, 2019, upon which date he resigned from all positions with the Company.

2018 Grant of Plan Based Awards

The following table sets forth information regarding equity and non-equity based incentive plan awards granted to the Company’s named executive officers in the latest completed fiscal year:

Name	Grant Date	Approval Date	Other Stock Option Awards		Exercise Price of Stock Option	Grant Date Fair Value of Stock Option Awards (4)
Nader Z. Pourhassan
	6/1/2017	5/12/2017	300,000	(1)	$0.57	$104,246
	2/15/2018	2/15/2018	600,000	(2)	0.80	186,000
Michael D. Mulholland
	6/1/2017	5/12/2017	300,000	(1)	0.57	104,246
	2/15/2018	2/15/2018	300,000	(2)	0.80	93,000
Anthony D. Caracciolo (5)
	2/7/2018	2/7/2018	128,530	(3)	0.56	40,000
	2/15/2018	2/15/2018	50,000	(2)	0.80	15,500

(1)

The named executive officers are eligible to receive, from time to time, stock options, appreciation rights, restricted awards or other stock-based awards in amounts, if any, to be approved by the Board or Compensation Committee in their discretion.

(2)	Reflects modifications to extend the term of certain previously awarded stock options for an additional five years. There was no change in exercise price or immediate vesting.
(3)	Reflects the payment of stock options, in lieu of cash, for fees for Mr. Caracciolo’s service on the Board during the first three quarters of fiscal year 2018.
(4)

Stock option awards represent the grant date fair value of the awards pursuant to FASB ASC Topic 718, as described in Note 6 “Stock Options and Warrants” in the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended May 31, 2018.

(5)

Effective July 11, 2018, Mr. Caracciolo resigned as Executive Chairman of the Company, which was is an executive officer position, and continued to serve as a Board member and the non-executive Chairman of the Board until January 10, 2019, upon which date he resigned from all positions with the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options awarded to each of the Company’s named executive officers as of May 31, 2018. No stock awards were outstanding at May 31, 2018.

	Number of securities underlying unexercised stock options/ exercisable	Number of securities underlying unexercised stock options/ unexercisable		Stock option exercise price ($)	Stock option expiration date
Nader Z. Pourhassan
	200,000	—		$0.64	5/29/2019
	500,000	—		$2.00	7/31/2021
	54,545	—		$2.75	3/23/2022
	600,000	—		$0.80	2/15/2023
	133,333	66,667	(1)	$0.90	6/30/2025
	325,000	325,000	(2)	$0.87	11/23/2025
	152,000	152,000	(2)	$0.75	1/4/2026
	200,000	400,000	(3)	$1.09	6/1/2026
	—	300,000	(4)	$0.57	6/1/2027

Michael D. Mulholland
	150,000	—		$0.64	5/29/2019
	100,000	—		$1.40	12/13/2022
	300,000	—		$0.80	2/15/2023
	100,000	50,000	(5)	$0.90	6/30/2025
	250,000	250,000	(2)	$0.87	11/23/2025
	100,000	200,000	(6)	$1.09	6/1/2026
	—	300,000	(7)	$0.57	6/1/2027
Anthony D. Caracciolo (9)	100,000	—		$0.64	5/29/2019
	50,000	—		$0.66	6/1/2019
	11,543	—		$2.90	5/21/2022
	25,000	—		$1.55	6/1/2022
	50,000	—		$0.80	2/15/2023
	50,000	—		$0.98	6/1/2025
	250,000	—		$0.97	6/11/2025
	50,000	—		$1.09	6/1/2026
	343,750	206,250	(8)	$0.76	2/12/2027
	—	450,000	(2)	$0.76	2/12/2027
	128,530	—		$0.56	2/7/2028

(1)	The stock option will vest on June 1, 2018 with respect to 66,667 shares of Common Stock.
(2)	The stock option vests upon the achievement of certain milestones, as specified in the award agreement.
(3)	The stock option will vest in two equal annual installments on June 1, 2018 and June 1, 2019 with respect to 400,000 shares of Common Stock.
(4)	The stock option will vest in three equal annual installments commencing on June 1, 2018.
(5)	The stock option will vest on June 1, 2018 with respect to 50,000 shares of Common Stock.
(6)	The stock option will vest in two equal annual installments on June 1, 2018 and June 1, 2019 with respect to 200,000 shares of Common Stock.
(7)	The stock option will vest in three equal annual installments commencing on June 1, 2018.
(8)	The stock option will vest in equal monthly installments through February 12, 2019 with respect to 206,250 shares of Common Stock.
(9)

Effective July 11, 2018, Mr. Caracciolo resigned as Executive Chairman of the Company, which was is an executive officer position, and continued to serve as a Board member and the non-executive Chairman of the Board until January 10, 2019, upon which date he resigned from all positions with the Company.

Option Exercises and Stock Vested

The following table provides information regarding vesting of stock options during fiscal year 2018 with respect to the Company’s named executive officers. No stock options were exercised by the Company’s named executive officers during fiscal year 2018.

	Option Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nader Z. Pourhassan	866,667	$370,220
Michael D. Mulholland	450,000	193,110
Anthony D. Caracciolo	466,030	213,153

Non-Qualified Deferred Compensation

Effective January 1, 2010, the Company adopted a profit sharing plan, qualifying under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”) and covering substantially all employees, in which executive officers and eligible employees participate. Key features of the 401(k) Plan are as follows:

•	Elective Deferrals: Participants may make an election to defer up to the annual allowable amount in effect at the beginning of each taxable year, per Section 402(g) of the Internal Revenue Code.

•	Safe harbor: The Company makes a “safe harbor” contribution of 3% of each participant’s salary in order to maintain regulatory compliance of the 401(k) Plan.

•	Vesting: Participants are immediately vested for elective deferrals, any “safe harbor” contribution by the Company and related earnings.

•	Earnings on Account: 401(k) Plan participants may allocate the amounts deferred into their accounts under the 401(k) Plan among various investment alternatives offered by the 401(k) Plan’s provider.

The Company does not have any other defined benefit pension plan, profit sharing or retirement plan.

The following table shows the Non-Qualified Deferred Compensation amounts earned by the named executive officers during fiscal year 2018 under the foregoing 401(k) Plan:

Name	Executive Contribution in 2018	Safe Harbor Contribution in 2018 (1)	Aggregate Earnings in 2018 (2)	Loan Repayments in 2018	Aggregate Balance at May 31, 2018
Nader Z. Pourhassan	$—	$21,382	$1,146	$6,723	$85,732
Michael D. Mulholland	9,182	13,773	194	—	64,425
Anthony D. Caracciolo	—	4,750	28	—	4,763

(1)	Amounts are also included in the All Other Compensation column of the Summary Compensation Table above.
(2)	Amounts are also included in the Non-Qualified Deferred Compensation Earnings column in the Summary Compensation Table above.

Additional Compensation Information

Employment Agreements

On January 6, 2015, the Company entered into employment agreements with Dr. Pourhassan and Mr. Mulholland (together, the “Employment Agreements”). The Employment Agreements provide for indefinite terms of employment, until terminated by either party pursuant to the terms of the Employment Agreements.

The Employment Agreements provide for (i) an annual base salary of $325,000 for Dr. Pourhassan and $250,000 for Mr. Mulholland, (ii) a target annual bonus payable in cash or, at the discretion of the Board, 50% in cash and in 50% in Common Stock, for Dr. Pourhassan equal to one-hundred percent (100%) of base salary and fifty percent (50%) for Mr. Mulholland, subject to achievement of certain performance objectives, and (iii) an annual supplemental bonus for Dr. Pourhassan, subject to the sole discretion of the Board, in an amount to be determined by the Board.

Payments upon Termination of Employment or Change of Control

In the event the Company terminates either Dr. Pourhassan’s or Mr. Mulholland’s employment without cause, as defined in the Employment Agreements, and subject to execution of a release of claims, the Employment Agreements provide for (i) payments equal to the sum of twelve months of base salary (except that such amount shall not be payable if, as of the effective time of Dr. Pourhassan’s or Mr. Mulholland’s termination, as applicable, the Board determines either that the Company has less than $4.0 million in cash-on-hand, or that the net worth of the Company, defined as the total assets of the Company less the total liabilities of the Company, is less than $5.0 million), and (ii) all stock options and other awards that Dr. Pourhassan or Mr. Mulholland may have shall vest and (if applicable) become immediately exercisable.

In the event the Company terminates Dr. Pourhassan’s or Mr. Mulholland’s employment without cause, or Dr. Pourhassan or Mr. Mulholland resigns for good reason, as defined in the Employment Agreements, within twelve months following a change in control, as defined in the Employment Agreements, and subject to execution of a release of claims, the Employment Agreements provide for (i) payments equal to the sum of eighteen months of base salary (in lieu of, and not in addition to, the twelve months’ base salary that may be payable upon a termination without cause not within twelve months following a change in control), and (ii) all stock options and other awards that Dr. Pourhassan or Mr. Mulholland may have shall vest and (if applicable) become immediately exercisable.

Employee stock options granted after December 1, 2012, vest in full automatically when a change in control occurs; employee stock options granted before December 1, 2012, will vest in full if the Compensation Committee so decides on or before the date a change in control occurs.

The following table shows potential pay-outs under the Employment Agreements as of May 31, 2018, assuming that employment was terminated following a change in control of the Company, either by the Company for reasons other than cause, death or disability, or by the executive for good reason, and that termination occurred on that date. The table shows the value of issued and outstanding stock options that were not vested as of May 31, 2018, but would become exercisable in full upon a change in control of the Company, whether or not the executive’s employment is terminated.

	Lump Sum Cash Payment			Total as of May 31, 2018
	Termination Without Cause	Change in control, termination without cause or resignation for good reason	Value of Unvested Stock Options	Termination Without Cause	Change in control, termination without cause or resignation for good reason
Nader Z. Pourhassan	$433,888	$650,832	$706,250	$1,140,138	$1,357,082
Michael D. Mulholland	347,625	521,438	419,940	767,565	941,378
Anthony D. Caracciolo	—	—	420,000	420,000	420,000

Equity Compensation Plan Information

The following table sets forth information regarding outstanding stock options and rights and shares reserved for future issuance under the Company’s existing equity compensation plans as of April 10, 2019.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	(Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	14,565,329	$0.70	124,144
Equity compensation plans not approved by stockholders (2)	1,936,543	$1.49	—
Total	16,501,872	$0.71	124,144

(1)	Represents outstanding stock options granted to current or former and directors of the Company pursuant to its 2004 Stock Incentive Plan and 2012 Equity Incentive Plan.
(2)

Represents (i) outstanding warrants issued by the Company as consideration for certain consulting or advisory services provided to the Company by independent contractors and (ii) options originally granted under the Company’s 2004 Equity Incentive Plan, for which the expiration term was extended in November 2016, after the 2004 Equity Incentive Plan had previously expired.

STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS, DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of Common Stock as of April 10, 2019, by (i) each person or entity who is known by the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock, (ii) each director and director nominee, (iii) each of executive officer, and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Total (2) (3)
Directors and Executive Officers:
Richard G. Pestell, M.D., Ph.D.	22,494,631	(4)	7.2%
Michael A. Klump	11,740,342	(5)	3.7%
Carl C. Dockery	9,698,631	(6)	3.1%
David F. Welch, Ph.D.	6,756,082	(7)	2.1%
Jordan G. Naydenov	6,300,887	(8)	2.0%
Nader Z. Pourhassan, Ph.D.	3,520,856	(9)	1.1%
Scott A. Kelly. M.D.	2,851,336	(10)	*
Michael D. Mulholland	1,653,793	(11)	*
Gregory A. Gould	729,838	(12)	*

All Current Directors and Executive Officers as a Group (9)	65,746,395		19.7%

*	Less than 1% of the outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the business address of each current director and executive officer is c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.
(2)

Beneficial ownership includes shares of Common Stock as to which a person or group has sole or shared voting power or investment power. Shares of Common Stock subject to options and warrants that are exercisable currently or within 60 days of April 10, 2019, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person.

(3)	Percentages are based on 314,531,264 shares of Common Stock outstanding as of April 10, 2019.
(4)

Includes: (i) 16,539,076 shares of Common Stock held directly by Dr. Pestell, of which 8,342,000 are subject to certain transfer restrictions and forfeiture obligations specified in a stock restriction agreement entered into on November 16, 2018, in connection with our acquisition transaction with ProstaGene, LLC, (ii) 5,400,000 shares of Common Stock held in escrow by our transfer agent for the benefit of ProstaGene, LLC, over which Dr. Pestell has voting and dispositive power, and (iii) 555,555 shares of Common Stock held directly by ProstaGene, LLC, over which Dr. Pestell has voting and dispositive power.

(5)

Includes: (i) 7,034,520 shares of Common Stock held by a limited liability company in which Mr. Klump is managing partner and has voting and dispositive power over; (ii) warrants covering 3,433,333 shares of Common Stock held by the limited liability company; (iii) 1,000,000 shares of Common Stock subject to conversion of a Note Payable held by the limited liability company; (iv) warrants covering 66,667 shares of Common Stock held as custodian for Mr. Klump’s children; (v) warrants covering 125,000 shares of Common Stock directly held by Mr. Klump; and (vi) 80,822 shares of Common Stock subject to options directly held by Mr. Klump.

(6)

Includes: (i) 230,769 shares of Common Stock held by an LP, in which Mr. Dockery is the managing member and has voting and dispositive power over; (ii) 7,347,326 shares of Common Stock directly held by the limited partnership; (iii) warrants covering 1,425,000 shares of Common Stock held by the limited partnership; and (iv) 695,536 shares of Common Stock subject to options directly held by Mr. Dockery.

(7)

Includes: (i) 963,333 shares of Common Stock held by a limited liability company in which Dr. Welch is the managing member and has voting and dispositive power; (ii) warrants covering 1,766,666 shares of Common Stock held by the limited liability company; and (iii) 2,000,000 shares of Common Stock subject to conversion of a Note Payable held by the limited liability company. Dr. Welch, as trustee, has voting and dispositive power over (iv) 1,102,564 shares of Common Stock directly held by the trust; (v) warrants held by the trust that are exercisable for 884,615 shares of Common Stock; and (vi) 38,904 shares of Common Stock subject to options directly held by Dr. Welch.

(8)	Includes: (i) 5,304,490 shares of Common Stock directly held by Mr. Naydenov; (ii) warrants covering 450,000 shares of Common Stock; and (iii) 546,397 shares of Common Stock subject to options.
(9)

Includes: (i) 177,189 shares of Common Stock directly held by Dr. Pourhassan, of which 15,750 shares of Common Stock are held by his spouse; and (ii) 3,343,667 shares of Common Stock subject to options directly held by Dr. Pourhassan.

(10)

Includes: (i) 1,934,378 shares of Common Stock directly held by Dr. Kelly, of which 691,208 are held in his spouse’s name; (ii) warrants covering 175,000 shares of Common Stock held by Dr. Kelly; (iii) warrants covering 166,666 shares of Common Stock held by Dr. Kelly’s spouse; (iv) 529,132 shares of Common Stock subject to options directly held by Dr. Kelly; and (v) 46,160 shares of Common Stock held as custodian for Dr. Kelly’s children.

(11)

Includes: (i) 73,626 shares of Common Stock directly held by Mr. Mulholland; (ii) 13,500 shares of Common Stock held in a retirement portfolio; and (iii) 1,566,667 shares of Common Stock subject to options.

(12)	Includes: (i) 19,176 shares of Common Stock directly held by Mr. Gould; and (ii) 710,662 shares of Common Stock subject to options.

OTHER MATTERS

Management is not aware of any matters to be brought before the Special Meeting other than those discussed above.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Communications by stockholders to the Board should be submitted in writing to the Board, c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660. Communications to individual directors or committees should be sent to the attention of the intended recipient. Communications will be forwarded to the chair of the Audit Committee, who will be primarily responsible for monitoring communications to the Board (or its members or committees) and for forwarding communications as he or she deems appropriate. Communications will not be forwarded if they do not appear to be within the scope of the Board’s (or such other intended recipient’s) responsibilities or are otherwise inappropriate or frivolous.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660, Attn.: Secretary, or by phone at (360) 980-8524. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of the Company’s proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2019

For the 2019 annual meeting of stockholders, pursuant to the Company’s Bylaws, a proposal to take action at the meeting may be made by any stockholder of record who is entitled to vote at the meeting and who delivers timely written notice. To be considered timely, the notice must be received between July 11, 2019 and August 10, 2019, inclusive; provided that, if the 2019 annual meeting is not first convened between October 9, 2019 and January 7, 2020, inclusive, then the notice must be delivered prior to the later of (x) the ninetieth day prior to the meeting date or (y) the tenth day following the first public announcement of the meeting date.

In order to be eligible for inclusion in the proxy materials of the Company for the 2019 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, any stockholder proposal to take action at such meeting must be received by June 17, 2019. Any such proposal should comply with the SEC’s rules governing stockholder proposals submitted for inclusion in proxy materials. In addition, if the Company receives notice of a stockholder proposal after August 3, 2019, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposal.

Any proposals to take action at the 2019 annual meeting of stockholders should be addressed to Secretary, CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Company. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet and in person.

The expenses of preparing, printing and distributing this Proxy Statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by the Company.

Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of Common Stock for whom they hold shares, and the Company will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

The Company has also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors LLC will receive a fee of $8,000, plus approved and reasonable out of pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Alliance Advisors LLC against certain claims.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding the Company and other issuers that file electronically with the SEC at www.sec.gov. The Company’s proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Stockholders may also read and copy materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” into this Proxy Statement documents it files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that the Company filed with the SEC as specified below will update and supersede that information. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Company incorporates by reference the following filing:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2018, filed with the SEC on July 27, 2018, as amended on September 28, 2018;

•

the Company’s Quarterly Report on Form 10-Q for the fiscal period ended August 31, 2018 filed with the SEC on October 9, 2018, the Company’s Quarterly Report on Form 10-Q for the fiscal period ended November 30, 2018 filed with the SEC on January 9, 2019 and the Company’s Quarterly Report on Form 10-Q for the fiscal period ended February 28, 2019 filed with the SEC on April 9, 2019;

•	the Company’s Proxy Statement on Schedule 14A filed with the SEC on October 15, 2018; and

•

the Company’s Current Reports on Form 8-K filed with the SEC on August 13, 2018, August 23, 2018, August 28, 2018 (as amended on August 31, 2018), September 4, 2018, September 12, 2018, September 20, 2018, October 4, 2018, October 12, 2018, October 18, 2018, November 5, 2018, November 9, 2018, November 23, 2018, December 18, 2018, December 26, 2018, January 3, 2019, January 10, 2019, January 18, 2019, January 30, 2019, January 31, 2019, February 8, 2019, February 13, 2019, February 22, 2019, March 20, 2019, April 3, 2019 and April 5, 2019.

The Company undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon written or oral request, by first class mail or other equally prompt means and within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

April , 2019	CYTODYN INC.

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

Exhibit A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CYTODYN INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CytoDyn Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.

The present name of the Corporation is CytoDyn Inc. The Corporation was originally incorporated under the name Point NewCo Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 27, 2018 (as amended, the “Certificate of Incorporation”).

2.	The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph under Article IV and replacing such paragraph with the following paragraph:

“The total number of shares of capital stock which the Corporation shall have authority to issue is Seven Hundred and Five Million (705,000,000), of which (i) Seven Hundred Million (700,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).”

3.

The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.

This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

5.	This Certificate of Amendment, and the amendment effected hereby, shall become effective upon filing.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this [    ] day of [        ], 20[    ].

CYTODYN INC.

By:
Name:

Exhibit B

AMENDMENTS TO THE

CYTODYN INC. 2012 EQUITY INCENTIVE PLAN

Dated:                      , 2019

WHEREAS, the Board of Directors of CytoDyn Inc. (the “Company”) heretofore established the CytoDyn Inc. 2012 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors desires to amend the Plan to increase the number of shares of common stock of the Corporation available for grants of “Awards” (as defined under the Plan) thereunder from 15,000,000 to 25,000,000 (not counting shares of common stock that have previously been issued pursuant to the Plan or that are the subject of outstanding Awards under the Plan), all of which are to be available as grants as Incentive Stock Options; and

WHEREAS, Article 12 of the Plan authorizes the Board of Directors to amend the Plan, subject to shareholder approval to the extent that such approval is required by applicable law;

NOW, THEREFORE, subject to approval of the Company’s shareholders, effective the date hereof, the Plan is hereby amended as follows:

1.	Section 4.3 of the Plan is hereby amended in its entirety, to read as follows:

“4.3 Shares Subject to the Plan. The Shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. Subject to adjustment pursuant to Article 11, the maximum number of Shares for which Awards may be granted under the Plan is 25,000,000, all of which may be issued under the Plan through Incentive Stock Options. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant, is settled in cash in lieu of Shares or is exchanged for other Awards, or is otherwise forfeited or terminated, all Shares covered by such Awards will be added back into the number of Shares available for future Awards under the Plan. In addition, if the exercise price of any Option granted under the Plan is satisfied by tendering Shares to the Corporation, only the number of Shares issued net of Shares tendered to the Corporation shall be deemed delivered for purposes of determining the maximum number of Shares available under the Plan.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed these Amendments as evidence of their adoption by the Board of Directors of the Company on the date set forth above.

CYTODYN INC.

By:
Title:	Chief Financial Officer, Treasurer and Corporate Secretary
Date:	, 2019

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 12:00 a.m., Pacific Time, on May 22, 2019.
Online Go to www.investorvote.com/CYDY or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CYDY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals – The Board of Directors unanimously recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain		For	Against	Abstain
1. Approval of an increase in the total number of authorized shares of common stock to 700,000,000 shares	☐	☐	☐	2. Approval of an increase in the total number of shares of common stock authorized for issuance under the CytoDyn Inc. 2012 Equity Incentive Plan from 15,000,000 shares to 25,000,000 shares.	☐	☐	☐
3. Adjournment of the Special Meeting	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

031Q6B

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

2019 SPECIAL MEETING OF STOCKHOLDERS

This proxy is solicited on behalf of the Board of Directors of CytoDyn Inc.

The undersigned hereby appoints Nader Z. Pourhassan and Michael D. Mulholland as proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of the common stock of CytoDyn Inc. held of record by the undersigned at the close of business on April 11, 2019, at the special meeting of stockholders to be held on May 22, 2019, at 9:30 a.m., Pacific Time, or any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is provided, the proxies named above will vote FOR Proposals 1, 2 and 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement and revokes all prior proxies for the meeting. Please date and sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return the proxy using the enclosed envelope.

C	Non-Voting Items

Change of Address – Please print new address below.